EXHIBIT 99.1

            Trimble Reports Second Quarter 2005 Revenue and Earnings
  Record Revenue of $204.2 Million and Record GAAP Earnings of $0.42 Per Share


SUNNYVALE, Calif., July 26, 2005 - Trimble (Nasdaq: TRMB) today announced results for its second quarter of 2005, ended July 1, 2005. Revenue for the second quarter was $204.2 million, up approximately 14 percent from revenue of $179.5 million in the second quarter of fiscal 2004. Operating income for the second quarter of 2005 was $38.7 million, up 45 percent when compared to operating income of $26.7 million in the second quarter of 2004. Net income for the second quarter of 2005 was $23.8 million, or $0.42 per share, up approximately 16 percent when compared to net income of $20.5 million, or $0.38 per share for the second quarter of fiscal 2004.

Although operating income was up 45 percent, net income was up 16 percent due to a 34 percent effective tax rate in the second quarter of 2005, compared to an 18 percent effective tax rate for the second quarter of 2004. The 2004 effective tax rate benefited from a research and development tax credit and net operating loss carry-forwards which should be factored into year-over-year comparisons.

"The second quarter was the strongest in Trimble's history in terms of revenue, operating profits and cash flow," said Steven W. Berglund, Trimble's president and chief executive officer. "Although we were well above our profit expectations, we were slightly below our revenue guidance because of lower-than-forecasted sales of our EZ-Steer(TM) guidance product due to the end of the agricultural buying season. Overall TFS segment sales, where agricultural products are captured, were up 40 percent for the first half of the year. We believe the condition of the agricultural market remains unchanged and has the potential to contribute strong double-digit growth in the second half of the year," Berglund continued.

"We continue to see strength in our Engineering and Construction segment and fundamental improvements in our mobile solutions segment as it moves toward profitability. Looking forward, we feel positive about the business environment and our target markets. Our growth will fluctuate quarter to quarter, but we continue to reaffirm our guidance of 12 to 15 percent annual revenue growth. We expect the revenue growth in the second half of the year to be consistent with this expectation at 12 to 15 percent year-over-year growth," concluded Berglund.


Trimble Results by Business Segment
Following are Trimble's results by segment:

Engineering and Construction (E&C) revenue in the second quarter of fiscal 2005 was $141.1 million, up approximately 20 percent compared to revenue of $117.2 million in the second quarter of fiscal 2004. Demand for both the Trimble(R) S6 Total Station for survey and for construction products remained strong. Operating margins for E&C were 26.3 percent, up from 19.5 percent in the second quarter of 2004.

In addition, Trimble's unconsolidated joint venture with Caterpillar had strong double-digit annual growth.

Trimble Field Solutions (TFS) revenue in the second quarter was $32.2 million, up approximately 4 percent compared to the second quarter of 2004. Operating margins were 25.0 percent, compared to 29.3 percent in the second quarter of 2004. Operating margins were impacted by new product introductions, as well as increased marketing efforts.

Component Technologies (CT) revenue in the second quarter was $14.8 million, down from $18.6 million in the same period of 2004. As the company guided on its last earnings conference call, this softness was expected and can be attributed to reduced sales of its in-vehicle navigation products, as well as variable demand in its timing products. CT operating margins were at 19.0 percent in the second quarter of 2005, compared to 21.8 percent in the second quarter of 2004.

Trimble Mobile Solutions (TMS) revenue for the second quarter was $6.4 million, up 23 percent from revenue of $5.2 million in the second quarter of 2004. Operating losses were $1.9 million, compared to losses of $1.8 million in the second quarter of fiscal 2004. The second quarter's operating loss was mainly due to the write off of excess and obsolete inventory, of approximately $1.1 million dollars. TMS subscriber growth more than tripled compared to the second quarter of 2004. The company expects this segment to reach profitability by the end of the current fiscal year.

Portfolio Technologies revenue was $9.7 million, up 29 percent from revenue of $7.5 million in the second quarter of fiscal 2004. Operating margins were 18 percent compared to 9.8 percent in the second quarter of 2004.


Non-GAAP Net Income and Earnings Per Share
Non-GAAP net income for the second quarter of fiscal 2005 was $24.9 million, up approximately 44 percent compared to non-GAAP net income of $17.3 million in the second quarter of fiscal 2004. Non-GAAP earnings per share for the second quarter of fiscal 2005 were $0.44, up approximately 38 percent from $0.32 per share in the second quarter of fiscal 2004.

GAAP and non-GAAP earnings per share for the second quarter of 2005 were calculated on a diluted basis using approximately 57.1 million shares.

Forward Looking Guidance
The company expects revenue for the second half of the year to grow by 12 to 15 percent when compared to the second half of 2004. For the third quarter of fiscal 2005, the company is guiding 10 to 13 percent revenue growth, versus the prior year, which represents revenue of $187 to $192 million, with operating margins between 15.6 and 16.0 percent of revenue. Non-operating expenses are expected to be approximately $3.4 million. The Company expects to use a 34 percent effective tax rate for GAAP income tax provision. Trimble expects GAAP earnings per share between $0.29 and $0.31 per share, using approximately 57.7 million shares outstanding. Included in the assumptions regarding our GAAP earnings per share projections are approximately $1.0 million for amortization of purchased intangibles, and $1.0 million for the write-off of old financing charges related to the refinancing of a revolving loan which is expected to be completed in the third quarter.

Non-GAAP vs. GAAP Financials
The Company provides non-GAAP financial measures called "non-GAAP net income" and "non-GAAP EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

The Company excluded amortization of purchased intangibles, restructuring charges, the amortization of acquisition related inventory step-up charges, and revaluation of minority investments because the chief executive officer excludes these items when budgeting and evaluating the business. The Company uses a fully-taxed rate of 35 percent for non-GAAP net income and earnings per share because it is used by outside analysts and investors, as well as for internal analysis, to provide comparable information for use in evaluating Trimble's performance versus prior periods and other companies. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, July 26, 2005 at 1:30 p.m. PDT to review its first quarter 2005 results. It will be broadcast live on the Web at www.trimble.com/investors.shtml. A replay of the call will be available for seven days beginning at 8:00 p.m., PDT. The replay number is (800) 642-1687 (U.S.), or (706) 645-9291 (international), and the passcode is 7700207.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, non-operating expenses, operating margins, effective tax rate, amortization of purchased intangibles and earnings per share estimates for the third fiscal quarter of 2005, as well as expectations for revenue growth for the second half of 2005 and fiscal 2005, and the timing of expected profitability for the TMS unit. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. The company's expenses could also increase as a result of the recent revaluation of the Chinese yuan. In addition, the Company's results may be adversely affected if its joint ventures and recent acquisitions do not achieve anticipated results or if the Company is unable to market, manufacture and ship new products such as the GPS Pathfinder(R) ProXH(TM) receiver. Any failure to achieve predicted results could negatively impact the Company's revenues, gross margin and other financial results. Whether the Company achieves its guidance for the third fiscal quarter of 2005 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                        Three Months Ended                    Six Months Ended
                                                                        ------------------                    ----------------

                                                                     Jul-01,         Jul-02,             Jul-01,           Jul-02,
                                                                      2005             2004                2005              2004
                                                                      ----             ----                ----              ----
Revenue                                                           $ 204,225      $  179,451          $  399,608         $ 335,961

   Cost of sales                                                    101,818          91,132             199,394           171,882
                                                                    -------          ------             -------           -------
Gross margin                                                        102,407          88,319             200,214           164,079
                                                                    -------          ------             -------           -------
   Gross margin (%)                                                   50.1%           49.2%               50.1%             48.8%

Operating expenses

    Research and development                                         20,865          19,937              42,693           38,785
    Sales and marketing                                              28,704          27,358              59,075           53,662
    General and administrative                                       11,924          11,952              24,756           22,338
    Restructuring charges                                                 -             327                 278              327
    Amortization of purchased intangible assets                       2,177           2,075               4,475            4,059
                                                                      -----           -----               -----            -----
       Total operating expenses                                      63,670          61,649             131,277           119,171
                                                                     ------          ------             -------           -------


Operating income                                                     38,737          26,670              68,937           44,908

Non-operating income (expense), net
    Interest expense, net                                              (419)           (878)             (1,030)           (1,856)
    Foreign currency transaction gain / (loss), net                     163             507                   6              (129)
    Expenses for affiliated operations, net                          (2,499)         (2,453)             (5,538)           (4,052)
    Other income, net                                                   138           1,240                 168             1,320
                                                                        ---           -----                 ---             -----
       Total non-operating expense, net                              (2,617)         (1,584)             (6,394)           (4,717)
                                                                     ------          ------              ------            ------

Income  before taxes                                                 36,120          25,086              62,543            40,191

Income tax provision                                                 12,333           4,568              21,317             6,833
Net income                                                        $  23,787      $   20,518          $   41,226          $ 33,358
                                                                  =========      ==========          ==========          ========
Earnings per share :
     Basic                                                        $    0.45      $     0.40          $     0.78          $   0.66
     Diluted                                                      $    0.42      $     0.38          $     0.73          $   0.61

Shares used in calculating earnings per share :
    Basic                                                            52,959          50,817              52,729            50,617
                                                                     ======          ======              ======            ======
    Diluted                                                          57,057          54,627              56,780            54,424
                                                                     ======          ======              ======            ======

                       FULLY TAXED NON-GAAP RECONCILIATION
                 ( Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                    Three Months Ended               Six Months Ended
                                                                    ------------------               ----------------
                                                                  Jul-01,        Jul-02,         Jul-01,          Jul-02,
                                                                    2005           2004            2005             2004
                                                                    ----           ----            ----             ----
GAAP income before taxes                                           $ 36,120       $ 25,086       $   62,543         $ 40,191

Non-GAAP adjustments

    Amortization of purchased intangibles                             2,177          2,075            4,475            4,059
    Amortization of acquisition-related inventory step-up                 -            290              228              475
    Restructuring charges                                                 -            327              278              327
    Step up costs                                                                        -                                 -
    Warrants charges                                                                     -                                 -
    Investment revaluation                                                          (1,243)                           (1,243)
                                                                                    ------                            ------
       Total Non-GAAP adjustments                                     2,177          1,449            4,981            3,618
                                                                      -----          -----            -----            -----
Non-GAAP income before taxes                                         38,297         26,535           67,524           43,809
Income tax provision-35%                                             13,404          9,287           23,633           15,333
                     --                                              ------          -----           ------           ------
Non-GAAP net income                                                $ 24,893       $ 17,248       $   43,891       $   28,476
                                                                   ========       ========       ==========       ==========
Diluted Non-GAAP earnings per share                                $   0.44       $   0.32       $     0.77       $     0.52
                                                                   ========       ========       ==========       ==========
Shares used in calculating diluted non-GAAP earnings per
share                                                                57,057         54,627           56,780           54,424
                                                                     ======         ======           ======           ======

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                   Jul-01,             Dec-31,
                                                                     2005                2004
Assets
Current assets:
   Cash and cash equivalents                                     $      56,860        $     71,872
   Accounts receivables, net                                           150,592             123,938
   Other receivables                                                     2,717               4,182
   Inventories, net                                                     89,853              87,745
   Deferred income taxes                                                21,674              21,852
   Other current assets                                                  9,747               7,878
                                                                         -----               -----
      Total current assets                                             331,443             317,467

Property and equipment, net                                             32,290              30,991
Goodwill and other purchased intangible assets, net                    271,292             273,357
Deferred income taxes                                                    8,136               8,019
Other assets                                                            22,426              24,144
                                                                        ------              ------
      Total non-current assets                                         334,144             336,511
                                                                       -------             -------
      Total assets                                               $     665,587        $    653,978
                                                                 =============        ============

Liabilities and Shareholders' Equity

Current liabilities:
   Current portion of long-term debt                             $           -        $     12,500
   Accounts payable                                                     41,904              43,551
   Accrued compensation and benefits                                    31,081              31,202
   Accrued liabilities                                                  17,371              17,935
   Deferred revenues                                                    11,379               9,317
   Deferred income taxes                                                 4,501               2,521
   Income taxes payable                                                 16,797              11,951
                                                                        ------              ------
      Total current liabilities                                        123,033             128,977


Non-current portion of long-term debt                                      661              26,496
Deferred gain on joint venture                                           9,304               9,179
Deferred income taxes                                                    5,634               5,435
Other non-current liabilities                                           13,138              11,730
                                                                        ------              ------

      Total liabilities                                                151,770             181,817
                                                                       -------             -------
Shareholders' equity:
   Common stock                                                        368,467             345,127
   Retained earnings                                                   123,896              82,670
   Accumulated other comprehensive income                               21,454              44,364
                                                                        ------              ------
      Total shareholders' equity                                       513,817             472,161
                                                                       -------             -------
      Total liabilities and shareholders' equity                 $     665,587        $    653,978
                                                                 =============        ============

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                    Three Months Ended                   Six Months Ended
                                                                    ------------------                   ----------------
                                                                 Jul-01,         Jul-02,          Jul-01,         Jul-02,
                                                                  2005             2004             2005           2004
                                                                  ----             ----             ----           ----
Cash flow from operating activities:
    Net Income                                                   $ 23,787       $ 20,518         $ 41,226        $ 33,358

Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                       2,378          1,981            4,890           4,172
         Amortization expense                                       2,209          2,115            4,548           4,150
         Provision for doubtful accounts                           (1,066)         1,162             (678)          1,552
         Amortization of debt issuance cost                           122            121              244             243
         Deferred income taxes                                      3,358            219            3,846             126
         Other                                                          2           (347)             (48)           (460)

    Add decrease (increase) in assets:
         Accounts receivables, net                                  5,169        (19,937)         (26,986)        (38,416)
         Other receivables                                          1,253          2,514            1,709           3,212
         Inventories                                                  678         (5,646)          (4,061)            915
         Other current and non-current assets                      (2,506)        (1,828)          (1,452)         (2,588)
         Effect of foreign currency translation
         adjustment                                                   909          1,624            1,852           1,221

    Add increase (decrease) in liabilities:
         Accounts payable                                          (4,118)         9,864           (1,997)         15,464
         Accrued compensation and benefits                          3,191          2,863              158           1,188
         Accrued liabilities                                         (465)           227              300          (1,361)
         Deferred revenue                                             697          3,004            2,210           3,689
         Deferred gain on joint venture                                 -              -              124            (151)
         Income taxes payable                                       4,016          2,890           12,537           3,715
                                                                    -----          -----           ------           -----
 Net cash provided by operating activities                         39,614         21,344           38,422          30,029

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                            (9,036)        (1,659)         (20,233)        (10,838)
     Acquisition of property and equipment                         (4,570)        (3,524)          (7,734)         (6,068)
     Proceeds from disposal of property and equipment                   -            494                -             541
     Dividend received                                                515              -              515               -
     Cost of capitalized patents                                      (14)              -             (89)            (26)
                                                                      ---                             ---             ---
 Net cash used in investing activities
                                                                  (13,105)        (4,689)         (27,541)        (16,391)
 Cash flow from financing activities:
     Issuance of common stock                                       9,887          5,287           15,453           9,498
     Collections of notes receivable                                  197             12              307              65
     Proceeds from long-term debt and revolving credit
     lines                                                          6,000          5,000            6,000          14,000
     Payments on long-term debt and revolving credit
     lines                                                        (34,125)       (12,162)         (44,250)        (26,985)
                                                                  -------        -------          -------         -------
 Net cash used in financing activities
                                                                  (18,041)        (1,863)         (22,490)         (3,422)
 Effect of exchange rate changes on cash and cash
 equivalents                                                       (1,801)          (336)          (3,403)           (975)
 Net increase (decrease) in cash and cash equivalents               6,667         14,456          (15,012)          9,241
 Cash and cash equivalents - beginning of period                   50,193         40,201           71,872          45,416
                                                                   ------         ------           ------          ------
 Cash and cash equivalents - end of period                       $ 56,860       $ 54,657         $ 56,860        $ 54,657


                                                    Q2'04               Q4'04              Q1'05           Q2'05
                                                    Actual              Actual            Actual           Actual
                                                    ------              ------            ------           ------
Total Revenue                                     $  179,451          $  162,683       $  195,383       $ 204,225
                                                  ----------          ----------       ----------       ---------
       Engineering & Construction                    117,236             107,766          120,198         141,096
       Trimble Field Solutions                        30,831              23,754           45,425          32,187
       Component Technologies                         18,616              15,619           14,197          14,830
       Trimble Mobile Solutions                        5,225               6,691            7,401           6,437
       Portfolio Technologies                          7,543               8,853            8,162           9,675
Gross Margin                                           49.2%               47.6%            50.1%           50.1%
                                                       ----                ----             ----            ----
Total Segment Income                              $   34,895          $   23,998       $   39,663        $ 47,916
                                                  ----------          ----------       ----------        --------
       Engineering & Construction                     22,836              16,169           21,490          37,173
       Trimble Field Solutions                         9,026               4,221           15,577           8,044
       Component Technologies                          4,051               3,121            2,600           2,821
       Trimble Mobile Solutions                      (1,754)               (542)            (636)         (1,879)
       Portfolio Technologies                            736               1,029              632           1,757
Corporate and Other Charges                       $   (8,225)         $   (8,080)      $   (9,463)       $ (9,179)
Non-operating expense and income taxes            $   (6,152)         $      488       $  (12,761)       $(14,951)
                                                  ----------          ----------       ----------        --------
Net Income                                        $   20,518          $   16,406       $   17,439        $ 23,786
                                                  ==========          ==========       ==========        ========

GAAP operating margin%                                 14.9%                9.8%            15.5%           19.0%
Non-GAAP operating margin%                             16.4%               11.3%            16.9%           20.0%

GAAP EPS                                          $    0.38           $     0.29       $     0.31        $   0.42
Fully-taxed (35%) Non-GAAP EPS                    $    0.32           $     0.19       $     0.34        $   0.44

Cash & Cash Equivalents                           $   54,657          $   71,872       $   50,193        $ 56,860

Accounts Receivables, Net                         $  139,221          $  123,199       $  154,540        $149,098

Inventories, Net                                  $   69,836          $   87,745       $   91,309        $ 89,853

Total Debt                                        $   77,462          $   38,996       $   28,836             661

       Short Term Debt                                12,745              12,500           12,500               -

       Long Term Debt                                 64,717              26,496           16,336             661

Equity                                            $  385,572          $  472,161       $  490,188        $513,817

Cash Flow from (used in) Operations               $   21,344          $   19,130       $   (1,192)       $ 39,613

Working Capital                                   $  155,966          $  188,490       $  197,372        $208,410

Capital Expenditures                              $    3,524          $    3,841       $    3,164        $  4,570

Cash Interest                                     $      777          $      724       $      562        $    497

EBITDA                                            $   30,060          $   18,820       $   31,885        $ 41,126
       Amortization of Intangibles                     2,115               2,295            2,339           2,209
       Depreciation                                    1,981               2,625            2,512           2,378


Days Sales Outstanding                                    65                  63               62              60
Inventory Turns (trailing 12 months)                     4.3                 4.5              4.3             4.1
Current ratio                                            2.2                 2.5              2.5             2.7
Debt to Equity                                           0.2                 0.1              0.1             0.0


Headcount                                              2,155               2,160            2,231           2,308


                              EBITDA RECONCILIATION
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Three Months Ended               Six Months Ended
                                                           ------------------               ----------------

                                                         Jul-01,       Jul-02,         Jul-01,        Jul-02,
                                                          2005          2004            2005           2004
                                                          ----          ----            ----           ----
GAAP net income                                        $ 23,787      $ 20,518        $ 41,226       $ 33,358

   Add back :

         Interest expenses, net                             419           878           1,030          1,856
         Income tax                                      12,333         4,568          21,317          6,833
         Depreciation expense                             2,378         1,981           4,890          4,172
         Amortization of purchased intangibles            2,209         2,115           4,548          4,150
                                                          -----         -----           -----          -----
 EBITDA                                                $ 41,126      $ 30,060         $73,011       $ 50,369
                                                       ========      ========         =======       ========